Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS SECOND QUARTER 2015 RESULTS

CHATTANOOGA, Tenn. (July 29, 2015) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the second quarter of 2015 ended June 27, 2015. Sales for the second quarter were $109,957,000 as compared to $107,926,000 in the same quarter a year ago. Profit from continuing operations was $516,000, or $0.03 per diluted share, versus a loss of $509,000, or $0.04 per diluted share, for the same quarter last year.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “Sales in the second quarter started off strong but moderated throughout the period. Our sales of $110 million were 1.9% ahead of the same quarter last year while the industry overall was down slightly. Excluding Atlas Carpet Mills, our sales growth for the quarter on a year-over-year basis was 4.6%.

“Sales for residential products declined 0.4% compared to the same quarter in the prior year, while the industry was down mid to low single digits. Sales of residential products started stronger in April but slowed down during the quarter relative to our performance a year ago. However, we anticipate the residential remodeling market to have marginal growth for the remainder of the year. Our increase in commercial product sales was 6.7% compared to the same period last year, and as compared to industry growth, we estimate, in the low single digits. Our Masland Commercial products had a sales increase of 17.7% on a year-over-year basis. The efforts at Masland were helped by the creation of Masland Hospitality late in 2014, assisted by our acquisition of CYP technology in the fall of 2014. We continue to see a healthy commercial market throughout 2015. Atlas was still underperforming relative to the prior year, as we were delayed in getting out our new product introductions in 2014 due to issues related to delivery of new technology in 2014, as well as integration issues relative to the Atlas purchase. We are pleased with the new Atlas products we have introduced so far in 2015. Atlas order entry has continued to improve as we enter the third quarter of 2015 relative to earlier in the year.

“Gross profit for the quarter was 26.7% of net sales as compared to 24.7% the same quarter in the prior year and 24.3% in the first quarter of 2015. Gross profit improved as a result of improved operations following our restructuring, and income of $459 thousand from an adjustment to estimated acquisition-related contingent payments that was offset by continued higher-than-normal levels of quality, training and waste costs. We anticipate continued improvements in waste, training and quality costs in the third and fourth quarters. Operating income was $2.2 million for the quarter as compared to $588 thousand for the second quarter of 2014. Selling and administrative costs were 23.8% of net sales for the quarter as compared to 22.5% for the same quarter of 2014. We have higher sampling costs in both our residential and commercial businesses this year. The planned launch of new products for Atlas Carpet Mills were delayed in 2014, so we have a very robust line of new products being introduced in 2015. In addition, our residential business has an unusually high sample expense from several additional national product launches in 2015.

“Facility consolidation and asset impairment expenses during the period were $875 thousand as compared to $1.7 million a year ago. We have completed our west coast consolidation plan. The only remaining significant east coast manufacturing consolidation activities are in our Atmore and Saraland facilities. Other restructuring-related expenses, reflected in our higher cost of sales, were higher than the normal levels of training, quality and waste costs for the period. These costs improved relative to the first quarter and we expect them to further decline in the second half of the year. We are announcing the consolidation of three of our existing divisional and corporate offices to a single facility

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The Dixie Group Reports Second Quarter 2015 Results

July 29, 2015

located in Dalton, Georgia. The consolidation plan is estimated to cost $716 thousand dollars. The majority of the costs primarily relate to lease cancellation charges for the facilities we are vacating. Those planned charges, as well as the remaining costs of our manufacturing consolidation plans are detailed in the attached table. Our plan is to continue to improve costs through emphasis on training and process improvements, thus regaining the quality and waste levels we had before the restructuring.

“Other impacts during the quarter were in the areas of higher medical costs. In the second quarter of 2015, we continued to experience significantly higher costs associated with our self-insured group medical plans. We have taken additional actions, besides those described in the first quarter report, in plan design, incentives to utilize disease management services and additional rate increases to our associates that we believe will mitigate future costs. Further, we will introduce an all new self-insured medical plan in 2016 to better control costs going forward. We anticipate sampling costs to decline in 2016 and return to historical levels at that time. Our tax rate, at 44%, was higher due to truing up the tax expense for the year. Going forward, we anticipate a tax rate of 35% at normal levels of profitability. We have improved operating margins from both the first quarter and a year ago but still are not satisfied with our performance.

“Current assets increased $5.4 million during the quarter, primarily due to higher levels of inventory and trade receivables. Current liabilities increased $3.3 million during the quarter, mostly due to higher advanced customer deposits for custom goods. Capital equipment acquisitions, including those funded by cash and financings were $2.6 million. Depreciation and amortization was $3.7 million for the quarter. We anticipate capital expenditures of $13.5 million for the year of 2015 and depreciation and amortization of $14.5 million. We ended the quarter with $133.8 million in debt and availability of $35.3 million.

“Sales for the first four weeks of the third quarter are ahead of the same quarter last year by 5%, while our carpet sales are ahead of last year by over 6% on a year-over-year basis. The new home building segment is stronger and we have recently seen home resales at higher levels. Therefore, the remodeling market should be helped by a tightening housing market. We see continued opportunities in the residential market. Specific opportunities are in the growth of our wool broadloom and rug businesses, our Stainmaster® PetProtect™ products and the continued development of beautiful patterns to service the upper-end residential market utilizing both our ColorPoint™ and iTuft™ tufting technologies. The commercial market, and especially the hospitality sector, continues to see good growth. We have continued our growth in our modular tile offerings in both the Masland Contract and Atlas markets. Further, we are pleased with the activity we are seeing in Masland Hospitality as we leverage our investment in custom computerized yarn placement tufting technology. We want to thank our associates for their hard work and dedication during this period as we transition our facilities to be specifically focused on specific end markets. As always, we continue to be dedicated to supplying our customers with the most advanced style and design products of the highest quality,” Frierson concluded.

A listen-only Internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 11:30 a.m. Eastern Time on July 29, 2015. A replay will be available approximately two hours later and will continue for approximately 30 days. If Internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-0863 and entering 6508802 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 6508802 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Atlas Carpet Mills, Masland Contract, Masland Hospitality and Avant brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward-looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports Second Quarter 2015 Results

July 29, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
NET SALES	$109,957	$107,926	$205,812	$193,008
Cost of sales	80,651	81,255	153,167	148,236
GROSS PROFIT	29,306	26,671	52,645	44,772
Selling and administrative expenses	26,191	24,260	50,948	44,377
Other operating expense, net	63	219	553	371
Facility consolidation expenses	875	949	1,650	1,022
Impairment of assets	—	655	—	655
OPERATING INCOME (LOSS)	2,177	588	(506)	(1,653)
Interest expense	1,222	1,158	2,400	2,169
Other (income) expense, net	31	(47)	41	(36)
Gain on purchase of business	—	—	—	(10,937)
Income (loss) from continuing operations before taxes	924	(523)	(2,947)	7,151
Income tax provision (benefit)	408	(14)	(1,083)	2,840
Income (loss) from continuing operations	516	(509)	(1,864)	4,311
Loss from discontinued operations, net of tax	(12)	(135)	(100)	(328)
NET INCOME (LOSS)	$504	$(644)	$(1,964)	$3,983

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.03	$(0.04)	$(0.12)	$0.31
Discontinued operations	—	(0.01)	(0.01)	(0.02)
Net income (loss)	$0.03	$(0.05)	$(0.13)	$0.29

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.03	$(0.04)	$(0.12)	$0.30
Discontinued operations	—	(0.01)	(0.01)	(0.02)
Net income (loss)	$0.03	$(0.05)	$(0.13)	$0.28

Weighted-average shares outstanding:
Basic	15,546	13,937	15,490	13,363
Diluted	15,656	13,937	15,490	13,561

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The Dixie Group Reports Second Quarter 2015 Results

July 29, 2015

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	June 27, 2015	December 27, 2014
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$445	$394
Receivables, net	54,111	50,524
Inventories	114,405	104,207
Other	19,665	18,692
Total Current Assets	188,626	173,817

Property, Plant and Equipment, Net	103,835	102,489
Goodwill and Other Intangibles	6,614	6,767
Other Assets	17,886	17,807
TOTAL ASSETS	$316,961	$300,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$63,475	$51,415
Current portion of long-term debt	9,208	9,078
Total Current Liabilities	72,683	60,493

Long-Term Debt	124,584	118,210
Deferred Income Taxes	8,739	9,376
Other Liabilities	19,521	19,824
Stockholders' Equity	91,434	92,977
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$316,961	$300,880

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The Dixie Group Reports Second Quarter 2015 Results

July 29, 2015

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures report by other companies.

Non-GAAP Summary
	Three Months Ended
Non-GAAP Gross Profit	June 27, 2015	June 28, 2014
Net Sales	$109,957	$107,926

Gross Profit	$29,306	$26,671
Plus: Amortization of Acquisition Inventory Step-up	—	194
Non-GAAP Adjusted Gross Profit (Note 1)	$29,306	$26,865

Gross Profit as % of Net Sales	26.7%	24.7%
Non-GAAP Adjusted Gross Profit % of Net Sales	26.7%	24.9%

The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus one-time items so defined. (Note 1)

	Three Months Ended
Non-GAAP Adjusted Selling and Administrative Expenses	June 27, 2015	June 28, 2014
Net Sales	$109,957	$107,926

Selling and Administrative Expenses	$26,191	$24,260
Less: Mfg. Integration Expense	—	(269)
Less: Acquisition Expense	—	(154)
Non-GAAP Adjusted Selling and Administrative Expenses (Note 2)	$26,191	$23,837

Selling and Administrative Expenses as % of Net Sales	23.8%	22.5%
Non-GAAP Adjusted Selling and Administrative Expenses as % of Net Sales	23.8%	22.1%

The Company defines Adjusted Selling and Administrative Expenses as Selling and Administrative Expenses less manufacturing integration expenses and direct acquisition expenses included in Selling and Administrative Expenses, less one-time items so defined. (Note 2)

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The Dixie Group Reports Second Quarter 2015 Results

July 29, 2015

Non-GAAP Summary
	Three Months Ended
Non-GAAP Operating Income (Loss)	June 27, 2015	June 28, 2014
Net Sales	$109,957	$107,926

Operating Income (Loss)	$2,177	$588
Plus: Acquisition Expense	—	154
Plus: Amortization of Acquisition Inventory Step-up	—	194
Plus: Mfg. Integration Expense	—	269
Plus: Facility Consolidation Expense	875	949
Plus: Impairment of Assets	—	655
Non-GAAP Adjusted Operating Income (Loss) (Note 3)	$3,052	$2,809

Operating Income (Loss) as % of Net Sales	2.0%	0.5%
Adjusted Operating Income (Loss) as a % of Net Sales	2.8%	2.6%

The Company defines Adjusted Operating Income (Loss) as Operating Income (Loss) plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus facility consolidation and severance expenses, plus direct acquisition expenses, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 3)

Non-GAAP Summary
	Three Months Ended
Non-GAAP EBIT and EBITDA	June 27, 2015	June 28, 2014
Net Income (Loss) as Reported	$504	$(644)
Less: Loss from Discontinued Operations, Net of Tax	(12)	(135)
Plus: Taxes	408	(14)
Plus: Interest	1,222	1,158
Non-GAAP Adjusted EBIT (Note 5)	2,146	635
Plus: Depreciation and Amortization	3,665	3,262
EBITDA	5,811	3,897
Plus: Acquisition Expense	—	154
Plus: Amortization of Acquisition Inventory Step-up	—	194
Plus: Facility Consolidation Expense	875	949
Plus: Mfg. Integration Expense	—	269
Plus: Impairment of Assets	—	655
Non-GAAP Adjusted EBITDA (Note 5)	$6,686	$6,118

Non-GAAP Adjusted EBITDA as % of Net Sales	6.1%	5.7%

The Company defines Adjusted EBIT as Net Income (Loss) less loss from discontinued operations, plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 5)

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The Dixie Group Reports Second Quarter 2015 Results

July 29, 2015

Non-GAAP Summary
	Three Months Ended
Non-GAAP Free Cash Flow	June 27, 2015	June 28, 2014
Non-GAAP Adjusted EBIT	$2,146	$635
Times: 1 - Tax Rate = EBIAT	1,331	393
Plus: Depreciation and amortization	3,665	3,262
Plus: Non-cash impairment of assets	—	655
Minus: Net change in working capital	2,073	3,575
Non-GAAP Cash from Operations	2,923	735
Minus: Capital expenditures, net of asset sales	2,593	4,192
Non-GAAP Free Cash Flow (Note 6)	$330	$(3,457)

The Company defines Free Cash Flow as Non-GAAP Adjusted EBIT plus interest plus depreciation and amortization, plus non-cash impairment of assets and goodwill, minus the net change in working capital minus the tax shield on interest, minus capital expenditures, net of asset sales, minus business/capital acquisitions. The change in net working capital is the change in current assets less current liabilities between periods. (Note 6)

Facility Consolidation Plan Summary
	Q1 2015	Q2 2015	Q3 2015 Est.	Q4 2015 Est.	2016 Est.
Warehousing, Distribution & Manufacturing Consolidation Plan	$605	$840	$369	$259	$318
Atlas Integration Plan	170	35	—	—	—
Corporate Office Consolidation Plan	—	—	398	318	—
Total Facility Consolidation Expense	$775	$875	$767	$577	$318

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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